Exhibit 10.3

EXPENSE SUPPORT AND

CONDITIONAL REIMBURSEMENT AGREEMENT

This Expense Support and Conditional Reimbursement Agreement (the “Agreement”) is made this 29th day of September, 2017, by and between AB Private Credit Investors Corporation, a Maryland Corporation (the “Company”), and AB Private Credit Investors LLC (the “Advisor”).

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Company has retained the Advisor to furnish investment advisory services to the Company pursuant to the terms and conditions set forth in the investment advisory agreement, dated July 27, 2017, entered into by and between the Company and the Advisor (the “Investment Advisory Agreement”);

WHEREAS, the Company and the Advisor have determined that it is appropriate and in the best interests of the Company to limit certain of the Company’s Operating Expenses (as defined in Section 2(b)) to no more than 1.5% of the Company’s average quarterly gross assets (the “Expense Cap”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1) Advisor’s Expense Payments to the Company

a)	On a quarterly basis, the Advisor shall reimburse the Company for Operating Expenses (as defined in Section 2(b)) (i) exceeding the Expense Cap, or (ii) exceeding the Expense Cap plus any additional percentage of the Company’s average quarterly gross assets as deemed appropriate in the sole discretion of the Advisor. Any payment required to be made by the Advisor pursuant to the preceding sentence shall be referred to herein as an “Expense Payment.” The actual percentage of Operating Expenses paid by the Company in any quarter after deducting any Expense Payment, as a percentage of the Company’s average quarterly gross assets, shall be referred to herein the “Percentage Limit”).

b)	The Advisor’s obligation to make an Expense Payment shall automatically become a liability of the Advisor and the right to such Expense Payment shall be an asset of the Company on the last business day of the applicable quarter. The Expense Payment for any quarter shall be paid by the Advisor to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Advisor no later than the earlier of (i) the date on which the Company closes its books for such quarter, or (ii) forty-five days after the end of such quarter.

2) Reimbursement of Expense Payments by the Company

a)	Any Expense Payment by the Advisor pursuant to this Agreement shall be subject to repayment by the Company on a quarterly basis within the three years following the fiscal quarter of the Company in which the Operating Expenses were paid or absorbed, if the total Operating Expenses for the current quarter, including Reimbursement Payments (as defined below), expressed as a percentage of the Company’s average gross assets during such quarter is less than the then-current Percentage Limit, if any, and the Percentage Limit that was in effect at the time when the Advisor reimbursed the Operating Expenses that are the subject of the repayment, subject to Sections 2(b) and 2(c) as applicable. Any payment required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a “Reimbursement Payment”.

b)

For purposes of this Agreement, “Operating Expenses” means the Company’s Total Operating Expenses (as defined below), excluding base management fees, incentive fees, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses.

“Total Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. The calculation of average net assets shall be consistent with such periodic calculations of average net assets in the Company’s financial statements.

c)	Notwithstanding anything to the contrary in this Agreement, no Reimbursement Payment for any quarter shall be made if: (1) the Effective Rate of Distributions Per Share (as defined below) declared by the Company at the time of such Reimbursement Payment is less than or equal to the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than or equal to the Operating Expense Ratio (as defined below) at the time the Expense Payment was made to which such Reimbursement Payment relates. For purposes of the Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses in any quarter by the Company’s average net assets in such quarter.

d)	The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of the Advisor on the last business day of the applicable quarter. The Reimbursement Payment for any quarter shall be paid by the Company to the Advisor in any combination of cash or other immediately available funds as promptly as possible following such quarter. Any Reimbursement Payment shall be deemed to have reimbursed the Advisor for Expense Payments in chronological order beginning with the earliest Expense Payment eligible for reimbursement under this Section 2 made by the Advisor to the Company within three years prior to the last business day of the quarter in which such Reimbursement Payment obligation is accrued. The Company’s Audit Committee shall review the basis and determination of Reimbursement Payments on a quarterly basis.

3) Termination and Survival

a)	This Agreement shall become effective as of the date of the Company’s Initial Closing, as such term is described in the Company’s subscription document.

b)	This Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Advisor, with or without notice.

c)	This Agreement shall automatically terminate in the event of (i) the termination of the Investment Advisory Agreement, or (ii) the Board of Directors of the Company makes a determination to dissolve or liquidate the Company.

d)	Sections 3 and 4 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Company to the Advisor.

4) Miscellaneous

a)	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

b)	This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

c)

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Maryland. For so long as the Company is regulated as a business development company under the Investment Company Act, this

Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Maryland or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company’s Articles of Amendment and Restatement or Bylaws, as each may be amended or restated from time to time, or to relieve or deprive the Board of Directors of the Company of its responsibility for and control of the conduct of the affairs of the Company.

d)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

e)	The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Advisor.

f)	This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

AB PRIVATE CREDIT INVESTORS CORPORATION

By:	/s/ J. Brent Humphries
Name: J. Brent Humphries Title: President and Chairman of the Board

AB PRIVATE CREDIT INVESTORS LLC

By:	/s/ J. Brent Humphries
Name: J. Brent Humphries Title: President